UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 16, 2009

Claire's Stores, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Florida	333-148108	59-0940416
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3 S.W. 129th Avenue, Pembroke Pines, Florida		33027
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	954-433-3900

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 16, 2009, the Company promoted James G. Conroy, 39, to President of Claire’s Stores, Inc. A copy of the press release announcing this promotion is attached as Exhibit 99.1 to this Form 8-K. Also attached as Exhibit 10.1 to this Form 8-K is the Amendment No. 1 to Employment Agreement (the "Amendment"), which describes the amendments to Mr. Conroy’s Employment Agreement in connection with such promotion, comprised of the following: (i) extension of the expiration of the initial two-year term of the Employment Agreement from February 28, 2009, to April 30, 2011, (ii) an increase from 75% to 100% for the bonus potential that can be earned under the Company’s Annual Incentive Plan for "target" bonus, (iii) an additional grant of options to purchase an aggregate of 125,000 shares of common stock of the parent of the Company at an exercise price of $10 per share, consisting of 50,000 time-vested options, 50,000 performance-vested options and 25,000 stretch-performance options, and (iv) eligibility to purchase up to an additional 20,000 shares of common stock of the parent of the Company at $10 per share, and to receive a matching option at an exercise price of $10 per share for each share of stock purchased. The material terms summarized herein are qualified by their entirety by reference to the Amendment.

Item 9.01 Financial Statements and Exhibits.

a) Financial Statements of Business Acquired.
Not applicable
(b) Pro Forma Financial Information.
Not applicable
(c) Exhibits.
Exhibit 10.1-Amendment No. 1 to Employment Agreement
Exhibit 99.1—Claire’s Stores, Inc. Press Release dated April 16, 2009

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Claire's Stores, Inc.

April 22, 2009	By:	/s/ J. Per Brodin

Name: J. Per Brodin
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Amendment No. 1 to Employment Agreement
99.1	Claire's Stores, Inc. Press Release dated April 16, 2009